UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

September 4, 2009

China Pharma Holdings, Inc

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(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-29532	73-1564807
(Commission File Number)	(IRS Employer Identification Number)

2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China
(Address of Principal Executive Offices)

86-898-66811730
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2009 Stock Option Plan

On September 2, 2009, the Board of Directors (the “Board”) of China Pharma Holdings, Inc. (the “Company”) adopted the 2009 Stock Option Plan. On September 3, 2009, the majority stockholders of the Company approved 2009 Stock Option Plan.  You may review a copy of the 2009 Stock Option Plan as the Appendix B to Preliminary Schedule 14C Information Statement filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2009.

The purpose of the 2009 Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company. A total of 1,000,000 shares of the Company’s common stock are available for issuance under the 2009 Stock Option Plan.

The above description of the 2009 Stock Option Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2009 Stock Option Plan. A copy of the 2009 Stock Option Plan is attached as Appendix B to the electronic copy of the Company’s Preliminary Schedule 14C Information Statement filed with the SEC on September 3, 2009.

As of the date of this Current Report on Form 8-K, no awards have been granted under the 2009 Stock Option Plan.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

China Pharma Holdings, Inc.
Date: September 4, 2009

/s/ Zhilin Li

Zhilin Li
 President and CEO

ITEM 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title

10.1	2009 Stock Option Plan (incorporated herein by reference to Appendix B to the Company’s Preliminary Schedule 14C filed on September 3, 2009).